Exhibit 10.4

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT, (the "Agreement")is entered into as of the 6th day of July, 1999, ("Effective Date"), by and between THE ENTERTAINMENT INTERNET, INC., a Nevada corporation, (the "Employer") and Mohamed Hadid (the "Employee")

                                    ARTICLE I
                                     DUTIES

Employer agrees to employ Employee primarily in the capacity of Chairman of the Board for Employer. As Chairman of the Board, Employee shall be primarily responsible for overall operational control of Employee. Employee hereby warrants and represents that Employee has the qualifications and experience to duly undertake and perform such primary duties in the employment generally as contemplated in the Agreement. Employee expressly understands that Employee may be required to perform such other duties and to work in such other capacities as Employer may deem necessary or advisable and as may be assigned to Employee from time to time by Employer. Employee agrees to duly undertake and perform all such work as may be required by the positions assigned to Employee and to serve Employer faithfully, diligently and to the best of his ability. Employee agrees during the term of this Agreement to devote his best efforts, attention, energy and skill to the performance of his employment duties and to furthering the interests of Employer. Employee shall be subject to the oversight of and report to the Board of Directors.

                                   ARTICLE II

Employee's employment under this Agreement shall commence on July 6, 1999, or such other time as the parties may mutually agree and continue through July 6, 2002, constituting three years (the "Contract Period"), unless sooner terminated as hereinafter provided, Employee shall faithfully keep and observe all of the rules which may be prescribed from time to time by the Employer or by any political, governmental, or other authority, for the conduct, whether personal or in the line of duty, of employees and other persons in and about the area of employment.

THIS AGREEMENT SHALL ONLY COMMENCE UPON EVIDENCE THAT THE COMPANY HAS OBTAINED ADEQUATE DIRECTORS AND OFFICERS LIABILITY INSURANCE.

                                   ARTICLE III
                               AREA OF EMPLOYMENT

Employee's first assignment is expected to be in all states, but due to the nature of the work, Employer shall have the right to change the area to which Employee is assigned hereinafter sometimes called the Area of Employment at any time and from time to time during the term of this Agreement. However, Employee resides in Los Angeles and shall not be required to change residence or to travel frequently to other areas.


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                                   ARTICLE IV
                                  COMPENSATION

4.1 Employer shall pay Employee an annual salary for 1999 of One Hundred Fifty Thousand Dollars (pro-rated), for 2000 of Two Hundred Thousand Dollars and for 2001 and thereafter, Two Hundred Fifty Thousand Dollars per annum. This salary will be paid by Employer to Employee in semi-annual installment payment, less taxes payable. If Employer does not have the funds available to make salary payments to Employee. the Board of Directors of Employer shall make the payments in stock or options as determined in their sole discretion.

4.2 Employer may, at its option, pay for a policy of key man life insurance. Employer shall pay the premium for Employee's medical and dental insurance. Employee agrees to fill out any forms and submit to a medical examination, if required.

4.3 No bonus pay or other salary, other than as stated herein, shall be required to be made to Employee.

4.4   Employee  shall  receive 3 weeks of vacation per year.

4.5   Employee shall have favored nations status.

4.6 Employee shall also be eligible for the Employer's Stock Option Plan at levels to be determined by the Employer's compensation committee, and shall be reimbursed for all reasonable business expenses, including cell phone, travel, entertainment and other business expenses.

4.7 As consideration for the execution of this Agreement Employee shall receive 1,000,000 shares of common stock of Employer; Employee shall also be granted options to purchase 1,000,000 shares of common stock of Employer, at a price of $1.125, exercisable for 5 years and immediately vested.

                                    ARTICLE V
                                   TERMINATION

5.1 By Employer. Employer may terminate this Agreement with or without Cause at any time upon ten (10) days written notice to Employee specifying the effective date of termination. If Employer terminates Employee's employment with Cause then Employer shall not be required to continue the compensation or benefits provided in Section 4 beyond such termination date. if Employer terminates without cause, Employee shall retain all compensation provided herein for a period of six (6) months after termination.


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

5.2   As used herein, "Cause" shall mean any of the following occurrences:

      (a)   unexcused absences of Employee; or

      (b) willful violation by Employee of any statute, regulation, or ordinance of the United States or any state or local governing authority in the United States, the compliance with which is necessary for operation of the business of Employer; or

      (c) material violations or breach by Employee of any of the provisions of the Agreement; or

      (d) commission by Employee of one or more acts of misconduct or disobedience in connection with his duties as described in writing by Employer or described hereunder, which, when considered individually or in the aggregate, Employer deems material; or

      (e) failure to abide by the wntten rules and regulations of Employer or its clients, or failure to observe general rules of good conduct, in the line of business; or
      (f) consistent failure of Employee to perform his duties in a reasonably proficient manner; or

      (g)   Employee being convicted of a felony; or

      (h) mental or physical illness of Employee, which in Employer's good faith judgment prevents, inhibits or impairs Employee's ability to perform his duties in a reasonably proficient and safe manner; or

      (i) death or disability which prevents Employee from fulfilling his duties.

5.3 Voluntary. Employee may terminate this Agreement prior to the end of its term by written notice to Employer. A notice of voluntary termination shall specify a proposed effective date or termination of at least ten
      (10) days after the date of deposit in the U.S. mail. Employer may accept the proposed termination date or may set in the U.S. mail a sooner termination date by mailing notice of such earlier date to Employee by U.S. mail. In the event Employee voluntarily terminates this Agreement, he will receive the compensation and benefits due hereunder through the effective date of termination and no other compensation or benefits, except as earned on a pro-rated basis as of the date of termination.

      "Cause" shall be determined by the Employer's Board of Directors, provided that Employee is given thirty (30) days written notice and permitted to cure any purported violations. If Employee deems the matter cured, but Employer's Board of Directors disagrees, tile matter shall be submitted to arbitration under Paragraph 8.2 hereof, but Employee's employment shall continue until final determination by the arbitrators adverse to the Employee.


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                                   ARTICLE VI
                                OTHER ACTIVITIES

Employee shall devote such portion of his working time and efforts (estimated at 50% of normal working hours) during the Company's normal business hours (reasonable vacations and sick leave excluded) to the business and affairs of the company and to achieve the duties and responsibilities assigned to him pursuant to this Agreement. Notwithstanding the foregoing, Employee may devote a reasonable amount of his time to civic, community, or charitable activities. Employee in all events shall be free to invest his assets in such manner as will not require any substantial service by Employee in the conduct of the businesses or affairs of the entities or in the management of the assets in which such investments are made during normal business hours of Employer. Employee serves on the Board of Directors of other public companies and may continue to do so.

                                   ARTICLE VII
                                 CONFIDENTIALITY

7.1 Employee agrees that he will not, at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other entity in any manner whatsoever, any trade secret information of any kind, nature regarding the Company obtained while in the employ of Employer, including all matters known regarding Employer's operations.

7.2 For one (1) year after the Contract Period ends, Employee agrees that it will not, at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, corporation, or other entity in any manner whatsoever, any information of any kind, nature or description concerning trade secret or relating to the Company, or any other business conducted by the Employer ("Confidential Information")

7.3 The parties hereto recognize and agree that in the event that the Employee breaches any of the terms or provisions of paragraph 7 of this Agreement, the nature and extent of the resulting damages to the Employer will be difficult if not impossible, of exact computation and calculation, and accordingly, the rights of the Employer hereunder may be enforced by an injunction issued by a court of competent jurisdiction enjoining the Employee from engaging in any activities or practices which are a breach of this Agreement. The parties stipulate and agree that if a Court of appropriate jurisdiction should find the duration and our extent of the agreements herein made by the Employee to be unreasonable, then the same should not be held void, but rather should be reformed to that which is reasonable.

7.4 The provisions of paragraph 7 shall survive termination of this Agreement.


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
                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.1 Additional Assurances, The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be specifically pr(3~ved to the contrary in this Agreement; provided, however, at the request of Company, Employee shall execute such additional instruments and take such additional acts as Company may deem necessary to effectuate this Agreement.

8.2 Arbitration. With the exception of Paragraph 7 of this Agreement any dispute as to the rights and duties of the parties under this Agreement or to its Construction, validity or enforcement shall be submitted to binding arbitration in Los Angeles pursuant to the rules of the American Arbitration Association with discovery proceedings pursuant to such rules. The decision of the arbitrators shall be enforceable in any court of competent jurisdiction. The prevailing party in such arbitration or any proceeding in respect thereof or challenging such arbitration, shall be entitled to receive its or her attorney fees and court incurred in connection therewith.

8.3 Waiver of Breach. The waiver by Company of Employee of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver by Company or Employee of any subsequent breach of the same or other provision hereof.

8.4 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and the plural.

8.5 Divisions and Headings. The division of this Agreement into sections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

8.6 Severability. In the event that any of the provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement and same shall be construed as if such invalid or unenforceable provisions had never been a part hereof.

8.7 Notices. Any notices provided for in this Agreement shall be given in writing and transmitted by personal delivery or prepaid first class registered or certified U.S mail address as follows:

Employer:   The Entertainment Internet, Inc.
            5757 Wilshire Boulevard Suite 124
            Los Angeles, CA 90036
Employee:   ____________

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8.8   Successors  to  Employer.   Except  as  otherwise  provided  herein,  this
      Agreement shall be binding upon the inure to the benefit of Employer and any successor of Employer, including, without limitation, any corporation or Corporations acquiring directly or indirectly all of substantially all of the assets or business of Employer whether by merger, consolidation,
      sale  or  otherwise  (and  such  successor  shall   thereafter  be  deemed
      "Employer" for the purposes of this Agreement), but shall not otherwise be assignable by Employer.

8.9 Governing Law. This Agreement shall governed by the laws of the State of California.

8.10 Choice of Forum. The parties hereto agree that in the event that any legal suits, actions, or proceedings arising out of this Agreement are instituted by any party hereto, such suits, actions or proceedings shall be instituted only in the state or federal courts in the County of Los Angeles and the Slate of California. The parties hereto do hereby consent to the jurisdiction of such courts and waive any objection which they may now or hereafter have to the venue of any such suits, actions or proceedings; provided, however, that any party hereto shall have the right to institute proceedings in another jurisdiction if the purpose of such proceedings is to enforce or realize upon any final court judgment arising out of this Agreement.

8.11 Consent to Service. Service of any and all process which may be served on any party hereto in any suit, action, or proceeding related to this Agreement may be made by registered or certified mail, return receipt requested, to Employee or Employer at their respective address for notice as set forth in Section 8.7, and service so made shall be taken and held to be valid personal service upon such party by any party to this Agreement on whose behalf such service is made.

8.12 Entire Agreement This Agreement constitutes the entire agreement between the parties, superseding all prior understandings, arrangements and agreements, whether oral or written, and may not be amended except by a writing signed by the parties hereto. As used herein) unless the context otherwise indicates, the term "this Agreement" includes any renewals and/or amendments hereof.

      This Agreement shall not be amended or modified except by instrument in writing signed by the parties hereto. No failure of either party to insist upon the strict performance by the other of any provision of this Agreement shall be construed to waive the right of such party to subsequently insist upon strict performance of that or any other provision.


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

IN WITNESS WHEREOF, Employer has, by its appropriate officers executed this Agreement and Employee has executed this Agreement effective the date first written above.


THE ENTERTAINMENT INTERNET, INC.
By:      /s/ Thom Mount
      --------------------
         Thom Mount

EMPLOYEE:

By:     /s/ Mohamed Hadid
      --------------------
        Mohamed Hadid